Member Conference Call: First Quarter 2022 May 3, 2022 Exhibit 99.1

Agenda State of FHLBank Pittsburgh Winthrop Watson, President and CEO Financial Review Ted Weller, Chief Accounting Officer Performance Highlights and Outlook; Important Dates David Paulson, Chief Operating Officer Closing Remarks and Member Questions Winthrop Watson

Cautionary Statement Regarding Forward-Looking Information Statements contained in this document, including statements describing the objectives, projections, estimates, or predictions of the future of the Federal Home Loan Bank of Pittsburgh (FHLBank), may be “forward-looking statements.” These statements may use forward-looking terms, such as “anticipates,” “believes,” “could,” “estimates,” “may,” “should,” “will,” or their negatives or other variations on these terms. FHLBank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, the following: economic and market conditions, including, but not limited to real estate, credit and mortgage markets; volatility of market prices, rates, and indices related to financial instruments, including, but not limited to, the discontinuance of the London Interbank Offered Rate (LIBOR) and the related effect on FHLBank’s LIBOR-based financial products, investments and contracts; the occurrence of man-made or natural disasters, endemics, global pandemics, conflicts or terrorist attacks or other geopolitical events; political, legislative, regulatory, litigation, or judicial events or actions, including those relating to environmental, social and governance matters; risks related to mortgage-backed securities (MBS); changes in the assumptions used to estimate credit losses; changes in FHLBank’s capital structure; changes in FHLBank’s capital requirements; changes in expectations regarding FHLBank’s payment of dividends; membership changes; changes in the demand by FHLBank members for FHLBank advances; an increase in advances’ prepayments; competitive forces, including the availability of other sources of funding for FHLBank members; changes in investor demand for consolidated obligations and/or the terms of interest rate exchange agreements and similar agreements; changes in the Federal Home Loan Bank (FHLBank) System’s debt rating or FHLBank’s rating; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; applicable FHLBank policy requirements for retained earnings and the ratio of the market value of equity to par value of capital stock; FHLBank’s ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements); business and capital plan adjustments and amendments; technology and cyber-security risks; and timing and volume of market activity. This presentation is not intended as a full business or financial review and should be viewed in the context of all other information, including, but not limited to, additional risk factors, made available by FHLBank in its filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date made and FHLBank has no obligation, and does not undertake publicly, to update, revise or correct any forward-looking statement for any reason.

State of FHLBank Pittsburgh Solid financial performance – the organization is strong Dividend consistent with Q4 2021: 5.25% annualized on activity stock 1.25% annualized on membership stock Market liquidity continues to impact members’ need for advances Deposit balances at our member institutions remain elevated Advance balances remained low; slight increase during Q1 Maintain a significant level of retained earnings Continued assessment of market and business conditions on FHLBank’s financial performance Remain focused on our operations and serving our membership

System and Pittsburgh Advance Balance Trends Following a decline in advances beginning in Q2 2020 due to government actions and pandemic responses, balances have begun to increase

Financial Review

Financial Highlights – Statement of Income (in millions)

Financial Highlights – Selected Balance Sheet (in millions) (in millions)

Capital Requirements (in millions)

Performance Highlights and Outlook; Important Dates

Q1 2022 Business Highlights Advance balances closed at $16.3 billion Letter of credit (LC) balances nearly consistent at $18.8 billion Mortgage Partnership Finance® (MPF®) Program portfolio totaled $4.7 billion; Q1 fundings of $223.5 million Set aside $2.1 million for the Affordable Housing Program (AHP) "Mortgage Partnership Finance“ and "MPF" are registered trademarks of the Federal Home Loan Bank of Chicago.

Credit Product Trends Advances Letters of Credit MPF Program

Looking Forward Operating environment may be impacted by business drivers: Members’ advance demand Projected increasing short-term interest rates Mortgage-backed security and MPF Program purchases and paydowns Disciplined expense management over time Future dividends are subject to market conditions and FHLBank's results of operations: Increases in fed funds rates should have a favorable impact on FHLBank earnings FHLBank’s Board will consider the level of earnings in its second quarter dividend determination (July) We will communicate regarding dividend expectations The above reflects forward-looking information based on management’s expectations regarding economic and market conditions, and FHLBank’s financial condition and operating results. Refer to Cautionary Statement Regarding Forward-Looking Information on slide 3 of this presentation. Any expected increase in dividends is not a guarantee or commitment regarding the payment or level of dividends.

Historical Dividend Rate and Spread to Fed Funds Dividend represents the weighted-average yield for membership and activity stock dividends

Important Dates/Events Member engagement Just concluded our biennial member satisfaction survey Diversity, equity and inclusion focus groups throughout 2022 We look forward to supporting our trade associations and strategic partners Member reporting: May 16: Q1 2022 Qualifying Collateral Report (QCR) due Community investment products round openings: March 14: First Front Door, $6.5 million June 15: Banking On Business (BOB), $6 million, $2 million of which has been set aside for Banking On Business Inclusion and Equity fund (BOBIE) June 28: AHP funding round, $7 million1 June 28: Voluntary housing grant initiative, which is for 2022 only, $10 million 1Additional funding returned from prior projects will be added to the AHP pool throughout the year

Member Questions

Contact Us Business Development Managers Jeff Acquafondata (MPF Program) jeffa@fhlb-pgh.com Fred Bañuelos (Community Investment) fred.banuelos@fhlb-pgh.com Fred Duncan fred.duncan@fhlb-pgh.com Bill McGettigan william.mcgettigan@fhlb-pgh.com Vince Moye vincent.moye@fhlb-pgh.com Tom Westerlund tom.westerlund@fhlb-pgh.com Leadership Winthrop Watson winthrop.watson@fhlb-pgh.com Dave Paulson david.paulson@fhlb-pgh.com Mark Evanco mark.evanco@fhlb-pgh.com www.fhlb-pgh.com @FHLBankPgh FHLBank Pittsburgh Member Services (8 a.m. to 5 p.m., Monday through Friday) 800-288-3400, option 2 or member.services@fhlb-pgh.com